As filed with the Securities and Exchange on July 2, 1997

                                                       Registration No. 33-45923
               Post-Effective Amendment No.2 Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                KCS ENERGY, INC.
             (Exact name of Registrant as specified in its charter)


                  DELAWARE                            22-2889587
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                  379 THORNALL STREET, EDISON, NEW JERSEY 08837
                                 (908) 632-1770
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                        KCS ENERGY, INC. 1992 STOCK PLAN
                            (Full title of the plan)


             HENRY A. JURAND, SR. VICE PRESIDENT, CFO AND SECRETARY
         KCS ENERGY, INC., 379 THORNALL STREET, EDISON, NEW JERSEY 08837
          (Name and address, including zip code, of agent for service)



          Telephone number, including area code, of agent for service:
                                 (908) 632-1770


The Commission is requested to mail signed copies of all orders, notes and communications to:


                            RALPH M. LOWENBACH, ESQ.
                   ORLOFF, LOWENBACH, STIFELMAN & SIEGEL, P.A.
               101 EISENHOWER PARKWAY, ROSELAND, NEW JERSEY 07068

                                KCS ENERGY, INC.


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                         FORM S-8 REGISTRATION STATEMENT
                                       FOR
                        KCS ENERGY, INC. 1992 STOCK PLAN




                  KCS ENERGY, INC. is filing this Post-Effective Amendment No. 2 to amend its Registration Statement (Registration No. 33-45923), the contents of which are incorporated herein by reference, pursuant to Rule 416 of the Securities Act of 1933, as amended, to reflect an increase in the common stock, par value $0.01 ("COMMON STOCK"), covered by such Registration Statement from 600,000 shares of Common Stock to 2,200,000 shares Common Stock as a result of
(i) an additional 500,000 shares of Common Stock being covered by the Company's 1992 Stock Plan (the "PLAN") as approved by the Company's shareholders, bringing the aggregate number of shares of Common Stock covered by the Plan to 1,100,000 shares of Common Stock and (ii) a subsequent 2 for 1 stock split increasing the aggregate number of shares of Common Stock covered by the Plan from 1,100,000 shares of Common Stock to 2,200,000 shares of Common Stock.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, the State of New Jersey, on this 23rd day of June, 1997.

                                                KCS ENERGY, INC.
                                                (REGISTRANT)


                                                By /s/Henry A. Jurand
                                                  ---------------------------
                                                  Henry A. Jurand,
                                                  Sr. Vice President,
                                                  CFO and Secretary



                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature               Title                            Date
         ---------               -----                            ----

/s/James W. Christmas         President, Chief                   6/23/97
---------------------------   Executive Officer
James W. Christmas            and Director
                              (Principal Executive
                              Officer)



/s/Stewart B. Kean            Chairman of the
---------------------------   Board and Director
Stewart B. Kean                                                  6/21/97



/s/G. Stanton Geary           Director                           6/20/97
---------------------------
G. Stanton Geary

                       (SIGNATURES CONTINUED ON NEXT PAGE)

                    (SIGNATURES CONTINUED FROM PREVIOUS PAGE)

     Signature                         Title                      Date
     ---------                         -----                      ----

/s/James E. Murphy, Jr.               Director                   6/20/97
---------------------------
James E. Murphy, Jr.



/s/Joel D. Siegel                     Director                   6/23/97
---------------------------
Joel D. Siegel



/s/Christopher A. Viggiano            Director                   6/20/97
---------------------------
Christopher A. Viggiano



/s/Robert G. Raynolds                 Director                   6/25/97
---------------------------
Robert G. Raynolds



/s/Henry A. Jurand                    Sr. Vice                   6/23/97
---------------------------           President,
Henry A. Jurand                       CFO and
                                      Secretary
                                      (Principal Financial
                                      Officer)